                                   EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

     Agreement entered into as of March __, 1999 by and among U.S. Medical Group, Inc., a Nevada corporation ("USMG"), USMG, Inc., a Florida corporation ("USMG Subsidiary"), and American Mobile Surgical Services, Inc., a Florida corporation (the "Company"). USMG, the USMG Subsidiary, and the Company are sometimes referred to collectively herein as the "Parties."

                              W I T N E S S E T H:

     WHEREAS, the USMG Subsidiary is a wholly-owned subsidiary of USMG; and

     WHEREAS, the Board of Directors of USMG, the USMG Subsidiary and the Company deem it advisable and in the best interest of the respective corporations and their respective stockholders that the USMG Subsidiary be merged with and into the Company in a transaction whereby the Company will become a wholly-owned subsidiary of USMG (the "Merger"), all in accordance with the terms of this Agreement and applicable provisions of law.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained in this Agreement, the Parties do hereby agree as follows.

     1. DEFINITIONS.

     "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     "CERTIFICATE OF MERGER" has the meaning set forth in Section 2(c) below.

     "CLOSING" has the meaning set forth in Section 2(b) below.

     "CLOSING DATE" has the meaning set forth in Section 2(b) below.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY COMMON SHARE" OR "COMPANY COMMON SHARES" means any share or shares of the Common Stock, $.01 par value per share, of the Company.

     "COMPANY DISCLOSURE SCHEDULE" means the disclosure schedule, dated the date hereof, and attachments thereto delivered by the Company to USMG simultaneously with the execution of this Agreement.

     "COMPANY FINANCIAL STATEMENTS" has the meaning set forth in Section 4(e) below.

     "COMPANY PREFERRED SHARE" OR "COMPANY PREFERRED SHARES" means any share or shares of the Preferred Stock, $.01 par value of the Company.

     "COMPANY SHARES" means shares of the Company Common Shares and the Company Preferred Shares.

     "COMPANY SHAREHOLDERS" means the holders of Company Shares as of the Closing Date.

     "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 6(g) below.

     "FLORIDA GCL" means the Florida General Corporation Law, as amended.

     "EFFECTIVE TIME" has the meaning set forth in Section 2(d)(i) below.

     "EMPLOYEE BENEFIT PLAN" OR "EMPLOYEE BENEFIT PLANS" means any pension, profit sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan as defined in Section 4001(a)(3) of ERISA.

     "EMPLOYEE PENSION BENEFIT PLAN" means any "employee pension benefit plan" as defined under Section 3(2) of ERISA.

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(1).

     "ENVIRONMENTAL HEALTH AND SAFETY REQUIREMENTS" means all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder relating to (i) air emissions; (ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "USMG" has the meaning set forth in the preamble above.

     "USMG COMMON SHARE" OR "USMG COMMON SHARES" means any share or shares of the Common Stock, $.001 par value per share, of USMG.

     "USMG DISCLOSURE SCHEDULE" means the disclosure statements, dated the date hereof, and attachments thereto delivered by USMG to the Company simultaneously with the execution of this Agreement.

     "USMG FINANCIAL STATEMENTS" has the meaning set forth in Section 5(e) below.

     "USMG PREFERRED SHARE" OR "USMG PREFERRED SHARES" means any share or shares of the Preferred Stock, $.001 par value per share, of USMG.

     "USMG SHARES" means shares of the USMG Common Shares and USMG Preferred Shares.

     "USMG SUBSIDIARY" has the meaning set forth in the preamble above.

     "IRS" means the Internal Revenue Service.

     "INTELLECTUAL PROPERTY" shall mean all patents, patent applications, trademarks, trademark applications, trade secrets, services marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, other rights with respect thereto, or any other intangible property rights.

     "KNOWLEDGE" means actual knowledge without independent investigation.

     "LOCK-UP AGREEMENT" has the meaning set forth in Section 2(d)(vi).

     "MERGER" has the meaning set forth in Section 2(a) below.

     "MERGER CONSIDERATION" has the meaning set forth in Section 2(d)(vi) below.

     "MERGER UNITS" has the meaning set forth in Section 2(d)(vi) below.

     "MOST RECENT COMPANY FINANCIAL STATEMENTS" has the meaning set forth in
Section 4(e) below.

     "MOST RECENT COMPANY FISCAL YEAR END" has the meaning set forth in Section 4(e) below.

     "MOST RECENT COMPANY FISCAL QUARTER END" has the meaning set forth in
Section 4(e) below.

     "MOST RECENT USMG FINANCIAL STATEMENTS" has the meaning set forth in
Section 5(e) below.

     "MOST RECENT USMG FISCAL QUARTER END" has the meaning set forth in Section 5(e) below.

     "MOST RECENT USMG FISCAL YEAR END" has the meaning set forth in Section 5(e) below.

     "MULTI-EMPLOYER PLAN" means any "multi-employer plan" as defined under
Section 3(37)(A) of ERISA.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PARTIES" has the meaning set forth in the preamble above.

     "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "REPORTABLE EVENT" has the meaning set forth in ERISA Section 4043

     "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER THAN (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "SURVIVING CORPORATION" has the meaning set forth in Section 2(a) below.

     "TAX" OR "TAXES" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     2. THE MERGER.

     (a) THE MERGER. Subject to the terms and conditions of this Agreement, the USMG Subsidiary will merge with and into the Company (the "Merger") at the Effective Time. The Company shall be the corporation surviving the Merger (the "Surviving Corporation").

     (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Company in Orlando, Florida, commencing at 10:00 a.m. local time on that business day as of which all conditions to the obligations of the Parties to consummate the transactions contemplated hereby have been satisfied or waived (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than March 31, 1999.

     (c) ACTIONS AT THE CLOSING. At the Closing, (i) the Company will deliver to USMG the various certificates, instruments, and documents referred to in Sections 3(a)(i) and 7(a) below, (ii) USMG will deliver the certificates and instruments representing the Merger Consideration and the various certificates, instruments, and documents referred to in Sections 2(d)(viii), 3(b)(i) and 7(b) below, and (iii) the USMG Subsidiary and the Company will file with the Secretary of State of the State of Florida, a Certificate of Merger in the form attached hereto as Exhibit B (the "Certificate of Merger").

     (d) EFFECT OF MERGER.

          (i) GENERAL. The Merger shall become effective at the time (the "Effective Time") the USMG Subsidiary and the Company file the Certificate of Merger (Exhibit B) with the Secretary of State of the State of Florida. The Merger shall have the effect set forth in the Florida GCL. USMG may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the USMG Subsidiary or the Company in order to carry out and effectuate the transactions contemplated by this Agreement.

          (ii) NAME CHANGE TO U.S. MEDICAL GROUP (FLORIDA), INC. Pursuant to the Certificate of Merger, the Surviving Corporation shall change its name to U.S. MEDICAL GROUP (FLORIDA), INC.

          (iii) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Company in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger, except that the Certificate of Designations filed April 25, 1996 with the Secretary of

State of the State
of Florida relating to the Company Preferred Shares shall be terminated and shall not be part of the Certificate of Incorporation of the Surviving Corporation.

          (iv) BYLAWS. The Bylaws of the Company in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

          (v) DIRECTORS AND OFFICERS. The directors of USMG in office at and before the Effective Time ("Original Directors") will vote in three (3) persons nominated by the Company. All except two (2) Original Directors and all of the officers of USMG will resign their positions at the Effective Time.

          (vi) CONVERSION OF COMPANY SHARES. At and as of the Effective Time, provided that all options, warrants, preferred stock and other convertible or derivative securities of the Company shall have been previously redeemed by the Company, or exchanged or converted into Company Common Shares, all 100 shares of the Company Common Shares issued and outstanding immediately prior to the Effective Time, shall be converted into an aggregate of 10,500,000 USMG Common Shares at an exchange ratio of 105,000 USMG Common Share for each Company Common Share converted (the "Merger Consideration"). The Company Common Shares shall be subject to the terms and provisions of a Lock-Up Agreement in the form attached as Exhibit D to this Agreement ("Lock-Up Agreement"). After the Effective Time, no Company Common Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(vi).

          (vii) USMG SUBSIDIARY SHARES. At and as of the Effective Time, all of the USMG Subsidiary Shares issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of Common Stock of the Surviving Corporation. After the Effective Time, no USMG Subsidiary Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(vii).

          (viii) EXCHANGE OF COMPANY COMMON SHARE CERTIFICATES. At and as of the Effective Time, each Company Shareholder shall receive in exchange for the Company Shareholder's certificate or certificates representing the Company Common Shares upon surrender of such certificate or certificates to USMG, certificates (each registered in the name of the exchanging Company Shareholder) representing the number of USMG Common Shares into which the Company Common Shares shall have been converted. After the Effective Time, until surrendered in exchange, the outstanding certificates for the Company Common Shares shall be deemed for all purposes, other than the payment of dividends or other distributions to the stockholder, to represent the number of whole USMG Common Shares into which such Company Shares shall have been converted.

     (e) CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, transfers of Company Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

     3. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

          (a) REPRESENTATIONS AND WARRANTIES OF COMPANY. Except as set forth in the Company Disclosure Schedule, the Company represents and warrants to USMG that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout each subsection of this Section 3(a)).

               (i) AUTHORIZATION OF TRANSACTION. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except
(A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (B) as limited by the application of general principles of equity. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party, including any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except as provided in Section 3(a)(i) of the Company Disclosure Schedule.

               (ii) NONCONTRAVENTION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, Security Interest, license, instrument, or other arrangement to which the Company is a party or by which it or any of its assets is subject.

               (iii) BROKERS' FEES. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which USMG could become liable or obligated.

               (iv) INVESTMENT. Each of the Company Shareholders (A) understands that USMG Common Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring USMG Common Shares solely for his own account for investment purposes, and not with a view to the distribution thereof, (C) who is not an accredited investor, either alone or with his purchaser representative(s), has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, (D) has received certain information concerning USMG and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding USMG Common Shares, and
(E) is able to bear the economic risk and lack of liquidity inherent in holding USMG Common Shares.

               (v) COMPANY SHARES. Each of the Company Shareholders holds of record and owns beneficially the number of Company Common Shares, set forth on Exhibit A attached to this Agreement, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. None of the Company Shareholders or the Company is a party to any option, warrant, purchase right, or other contract or commitment that could require the Company to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). None of the Company Shareholders is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

     (b) REPRESENTATIONS AND WARRANTIES OF USMG. USMG represents and warrants to the Company that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout each subsection of this
Section 3(b)).

               (i) AUTHORIZATION OF TRANSACTION. USMG has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of USMG, enforceable in accordance with its terms and conditions, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (B) as limited by the application of general principles of equity. USMG need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party, including any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except as provided in Section 3(b)(i) of the USMG Disclosure Schedule.

               (ii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which USMG is subject or any provision of the charter or bylaws of either, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, Security Interest, license, instrument, or other arrangement to which USMG is a party or by which either is bound or to which any of their respective assets is subject.

               (iii) BROKERS' FEES. USMG has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Company Shareholder or the Company could become liable or obligated.

     4. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY. The Company represents and warrants to USMG that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Company Disclosure Schedule.

          (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Company Disclosure Schedule lists the directors and officers of the Company.

          (b) CAPITALIZATION. The entire authorized capital stock of the Company consists of 100 Company Common Shares, of which 100 Company Common Shares are issued. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable. Effective as of the Closing, there will be outstanding 100 Company Common Shares, no Company Preferred Shares, and no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. Effective as of the Closing, there will be no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.

          (c) TITLE TO ASSETS. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Company Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Company Balance Sheet.

          (d) SUBSIDIARIES. The Company has the Subsidiaries set forth on
Section 4(d) of the Company Disclosure Schedule. The Company Disclosure Schedule sets forth with respect to each Subsidiary (i) the number of shares of authorized capital stock of each class of its capital stock, (ii) the number of issued and outstanding shares of each class of its capital stock, and (iv) the number of shares of its capital stock held in treasury. The Company is the holder of record of all of the issued and outstanding shares of capital stock of the Subsidiaries. All of the issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and are validly issued, fully paid, and nonassessable.

          (e) FINANCIAL STATEMENTS. Attached hereto as Exhibit E are the following financial statements (collectively the "Company Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1997 and December 31,1998 (the "Most Recent Company Fiscal Year End") for the Company; and (ii) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the one (1) month ended January 31, 1999 for the Company (the "Most Recent Company Financial Statements"). The Company's most recent fiscal quarter end (the "Most Recent Company Fiscal Quarter End") and its most recent fiscal month end (the "Most Recent Fiscal Month End") are December 31, 1998. The Company Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods; provided, however, that the Most Recent Company Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

          (f) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Company Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company taken as a whole. Without limiting the generality of the foregoing, since that date:

               (i) The Company has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

               (ii) The Company has not entered into any material agreement, contract, lease,license or other arrangement outside the Ordinary Course of Business;

               (iii) no party (including the Company) has accelerated, terminated, made materialmodifications to, or canceled any material agreement, contract, lease, or license to which the Company is a party or by which it is bound;

               (iv) The Company has not imposed any Security Interest upon any of its assets,tangible or intangible;

               (v) The Company has not made any material capital expenditures outside the Ordinary Course of Business;

               (vi) The Company has not made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

               (vii) The Company has not created, incurred, assumed, or guaranteed more than $10,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

               (viii) The Company has not granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

               (ix) There has been no change made or authorized to be made in the Certificate of Incorporation or bylaws of the Company;

               (x) The Company has not issued, sold, or otherwise disposed of any of its capitalstock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

               (xi) The Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xii) The Company has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property and assets;

               (xiii) The Company has not made any loan to, or entered into any other transaction with, any of its stockholders, directors, officers, employees or Affiliates outside the Ordinary Course of Business;

               (xiv) The Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

               (xv) The Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xvi) The Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
Plan);

               (xvii) The Company has not made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

               (xviii) The Company has not committed to any of the foregoing.

     (g) UNDISCLOSED LIABILITIES. The Company has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), except for
(i) liabilities set forth on the face of the balance sheet included in the Most Recent Company Financial Statements (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Company Fiscal Month End in the Ordinary Course of Business.

     (h) LEGAL COMPLIANCE. The Company has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company.

     (i) TAX MATTERS.

               (i) The Company has filed all income Tax Returns that it was required to file, and has paid all income Taxes due and owing, except where the failure to file income Tax Returns or to pay income Taxes would not have a material adverse effect on the financial condition of the Company taken as a whole.

               (ii) Section 4(i) of the Company Disclosure Schedule lists all income Tax Returns filed with respect to the Company for taxable periods ended on or after June 30, 1991, indicates those income Tax Returns that have been audited, and indicates those income Tax Returns that currently are the subject of audit. The Company has delivered to USMG correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1997.

               (iii) The Company has not waived any statute of limitations in respect of income Taxes or agreed to any extension of time with respect to an income tax assessment or deficiency.

               (iv) The Company is not a party to any income Tax allocation or sharing agreement.

               (v) The Company has not filed a consent under Code Section 341(f). The Company has not made any material payments, nor is the Company obligated to make any material payments, nor is the Company a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company is not a party to any tax allocation or sharing agreement.

               (vi) The unpaid income Taxes of the Company (A) did not, as of the Most Recent Company Fiscal Month End, exceed by any material amount the reserve for income Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company in filing its income Tax Returns.

     (j) REAL PROPERTY.

               (i) The Company owns no real property.

               (ii) Section 4(j)(ii) of the Company Disclosure Schedule lists all real property leased or subleased to the Company. The Company has delivered to USMG correct and complete copies of the leases and subleases listed in
Section 4(j)(ii) of the Company Disclosure Schedule (as amended to date). To the Knowledge of the Company, each lease and sublease listed in Section 4(j)(ii) of the Company Disclosure Schedule is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a material adverse effect on the financial condition of the Company taken as a whole.

               (k) INTELLECTUAL PROPERTY.

               (i) The Company, to its knowledge, has not interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties, and, except as provided in Section 4(j) of the Company Disclosure Schedule, the Company has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of the Company in any material respect.

               (ii) Section 4(k)(ii) of the Company Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each material license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to USMG correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section 4(k)(ii) of the Company Disclosure Schedule also identifies each trademark, service mark and trade name, and each unregistered trademark, service mark and trade name used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(k)(ii) of the Company Disclosure Schedule, the Company possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, claim or other restriction: (A) granted by the Company and (B) to the Company's Knowledge, asserted by any Person based on a claim of infringement, misappropriation or similar claim.

     (l) CONTRACTS. Section 4(l) of the Company Disclosure Schedule lists all written contracts and other written agreements to which the Company is a party the performance of which will involve consideration in excess of $10,000. The Company has delivered to USMG a correct and complete copy of each written contract or other written agreement listed in Section 4(l)of the

Company Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in
Section 4(l) of the Company Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

     (m) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company are reflected properly on its books and records, are valid receivables, and to the Knowledge of the Company, will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company.

     (n) INSURANCE. The Company has provided to USMG a copy of each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which the Company is a party, a named insured, or otherwise the beneficiary of coverage.

     (o) LITIGATION. Section 4(o) of the Company Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator; except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Company taken as a whole.

     (p) EMPLOYEES. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. The Company has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

     (q) EMPLOYEE BENEFITS.

               (i) Section 4(q) of the Company Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

                    A. To the Knowledge of the Company, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a material adverse effect on the financial condition of the Company taken as a whole.

                    B. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                    C. Each such Employee Benefit Plan which is an Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Section 401(a).

                    D. As of the last day of the most recent prior plan year, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multi-employer Plan) equaled or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions).

                    E. The Company has delivered to USMG correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                    (ii) With respect to each Employee Benefit Plan that the Company maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                         A. No such Employee Benefit Plan which is an Employee
Pension Benefit Plan (other than any Multi-employer Plan) has been completely or partially terminated or been the subject of a reportable event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multi-employer Plan) has been instituted.

                         B. No action, suit, proceeding, hearing, or
investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending, except where the action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Company taken as a whole.

                         C. The Company has not incurred any liability to the
PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

     (iii) The Company does not contribute to, never has contributed to, and never has been required to contribute to any Multi-employer Plan or has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability, under any Multi-employer Plan.

          (r) GUARANTIES. The Company is not a guarantor or otherwise responsible for any liability or obligation (including indebtedness) of any other Person.

          (s) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

                    (i) To the Knowledge of the Company, the Company is in compliance with Environmental, Health, and Safety Requirements, except for such noncompliance as would not have a material adverse effect on the financial condition of the Company taken as a whole.

                    (ii) To the Knowledge of the Company, the Company has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigator, remedial or corrective obligations, relating to the Company or its facilities arising under Environmental, Health, and Safety Requirements, the subject of which would have a material adverse effect on the financial condition of the Company taken as a whole.

                      (iii) This Section 4(s) contains the sole and exclusive representations and warranties of the Company with respect to any environmental, health or safety matters, including without limitation, any arising under any Environmental Health and Safety Requirements.

          (t) CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. None of the Company Shareholders has been involved in any material business arrangement or relationship with the Company within the past 12 months, and no Company Shareholder owns any material asset, tangible or intangible, which is used in the business of the Company.

          (u) DISCLOSURE. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading. Except for general economic conditions, there is no information known to the Company, but not disclosed in this Agreement or the Company Disclosure Schedule or Exhibit hereto that materially adversely affects or with the passage of time could materially adversely affect the business, properties, assets, prospects, condition, financial or other, of the Company.

     5. REPRESENTATIONS AND WARRANTIES CONCERNING USMG. USMG represents and warrants to the Company and the Company Shareholders that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout the subsections of this Section 5), except as set forth in the USMG Disclosure Schedule.

          (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. USMG is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. USMG is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of USMG. USMG has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 5(a) of the USMG Disclosure Schedule lists the directors and officers of USMG.

          (b) CAPITALIZATION. The entire authorized capital stock of USMG consists of 20,000,000 USMG Common Shares, of which 5,875,373 USMG Common Shares are issued and outstanding, and 5,000,000 USMG Preferred Shares, none of which are issued or outstanding. All of the issued and outstanding USMG Common Shares have been duly authorized, are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require USMG to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to USMG. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of USMG. Effective as of the Closing, but prior to the issuance of the Merger Consideration, there will be 2,500,000 USMG Common Shares and no USMG Preferred Shares issued and outstanding. Following the Closing, the capitalization of USMG will be:


                   Original USMG shareholders       2,500,000
                   AMSS shareholders               10,500,000
                                                   ----------
                                                   13,000,000

                   TransGlobal Shares:
                   Fee for M&A Services               575,000
                                                   ----------
                                                   13,575,000

          (c) SUBSIDIARIES. USMG has no Subsidiaries, other than the USMG Subsidiary.

          (d) TITLE TO ASSETS. USMG has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent USMG Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent USMG Financial Statement.

          (e) FINANCIAL STATEMENTS. Attached hereto as Exhibit F are the following financial statements (collectively the "Company Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31,1997 and December 31,1998 (the "Most Recent Company Fiscal Year End") for the Company; and (ii) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the one (1) month ended January 31, 1999 for the Company (the "Most Recent Company Financial Statements"). The Company's most recent fiscal quarter end (the "Most Recent Company Fiscal Quarter End") and its most recent fiscal month end (the "Most Recent Fiscal Month End") are December 31, 1998. The Company Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods; provided, however, that the Most Recent Company Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

          (f) EVENTS SUBSEQUENT TO MOST RECENT USMG FISCAL YEAR END. Since the Most Recent USMG Fiscal Year End, there has not been any material adverse change in the financial condition of USMG taken as a whole. Without limiting the generality of the foregoing, since that date USMG has not engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business.

          (g) UNDISCLOSED LIABILITIES. USMG has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), except for
(i) liabilities set forth on the face of the Most Recent USMG Financial Statement (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent USMG Fiscal Month End in the Ordinary Course of Business.

          (h) LEGAL COMPLIANCE. USMG has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the financial condition, operations, or future prospects of USMG taken as a whole.

          (i) TAX MATTERS.

          (i) USMG has filed all income Tax Returns that it was required to file, and has paid all income Taxes shown thereon as owing, except where the failure to file income Tax Returns or to pay income Taxes would not have a material adverse effect on the financial condition of USMG taken as a whole.

          (ii) Section 5(i) of the USMG Disclosure Schedule lists all income Tax Returns filed with respect to USMG for taxable periods ended on or after December 31, 1994 indicates those income Tax Returns that have been audited, and indicates those income Tax Returns that currently are the subject of audit. USMG has delivered to the Company correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by USMG since December 31, 1995.

          (iii) USMG has not waived any statute of limitations in respect of Income Taxes oragreed to any extension of time with respect to an income Tax assessment or deficiency.

          (iv) USMG is not a party to any income Tax allocation or sharing agreement.

          (j) REAL PROPERTY.

                         (i) USMG owns no real property.

                         (ii) Section 5(j)(ii) of the USMG Disclosure Schedule
lists all real property leased or subleased to USMG. USMG has delivered to the Company correct and complete copies of the leases and subleases listed in
Section 5(j)(ii) of the USMG Disclosure Schedule (as amended to date). To the Knowledge of USMG, each lease and sublease listed in Section 5(j)(ii) of the USMG Disclosure Schedule is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a material adverse effect on the financial condition of USMG taken as a whole.

          (k) INTELLECTUAL PROPERTY. Except as set forth at Section 5(k) of the USMG Disclosure Schedule, USMG owns no rights to any item of Intellectual Property.

          (l) CONTRACTS. Section 5(l) of the USMG Disclosure Schedule lists all written contracts and other written agreements to which USMG is a party the performance of which will involve consideration in excess of $10,000. USMG has delivered to the Company a correct and complete copy of each contract or other agreement listed in Section 5(l) of the USMG Disclosure Schedule (as amended to date). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) as limited by the application of general principles of equity; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

          (m) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of USMG.

          (n) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of USMG are reflected properly on its books and records, are valid receivables, and to the Knowledge of USMG will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent USMG Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with USMG's past custom and practice.

          (o) INSURANCE. USMG has provided to the Company a copy of each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of USMG is a party, a named insured, or otherwise the beneficiary of coverage.

          (p) LITIGATION. Section 5(p) of the USMG Disclosure Schedule sets forth each instance in which USMG (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of USMG taken as a whole.

          (q) EMPLOYEES. USMG is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. USMG currently has no employees.

          (r) EMPLOYEE BENEFITS.

               (i) USMG maintains no, has never maintained any, and has never been required by law to maintain any Employee Benefit Plan.

               (ii) USMG does not contribute to, never has contributed to, and never has been required to contribute to any Multi-employer Plan or has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability, under any Multi-employer Plan.

          (s) GUARANTIES. USMG is not a guarantor or otherwise responsible for any liability or obligation (including indebtedness) of any other Person.

          (t) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

               (i) To the Knowledge of USMG, USMG is in compliance with Environmental, Health, and Safety Requirements, except for such noncompliance as would not have a material adverse effect on the financial condition of USMG taken as a whole.

               (ii) To the Knowledge of USMG, USMG has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigator, remedial or corrective obligations, relating to USMG or its facilities arising under Environmental, Health, and Safety Requirements, the subject of which would have a material adverse effect on the financial condition of USMG.

               (iii) This Section 5(t) contains the sole and exclusive representations and warranties of USMG with respect to any environmental, health, or safety matters, including without limitation any arising under any Environmental, Health, and Safety Requirements.

          (u) CERTAIN BUSINESS RELATIONSHIPS WITH USMG. Except as provided in the USMG Disclosure Schedule, no Affiliate of USMG other than TransGlobal Financial Corporation and Mike M. Mustafoglu has been involved in any material business arrangement or relationship with USMG within the past 12 months and none of USMG or its Affiliates owns any material asset, tangible or intangible, which is used in the business of USMG.

          (v) DISCLOSURE. The representations and warranties contained in this
Section 5 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5 not misleading. Except for general economic conditions, there is no information known to USMG, but not disclosed in this Agreement or the USMG Disclosure Schedule or Exhibit hereto that materially adversely affects or with the passage of time could materially adversely affect the business, properties, assets, prospects, condition, financial or other, of the Company.

     6. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

          (a) GENERAL. Each of the Parties will use its reasonable business efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

          (b) NOTICES AND CONSENTS. The Company, on the one hand, and USMG, on the other hand, will give any notices to third parties, and will use its best efforts to obtain any third party consents, and any authorizations, consents, and approvals of governments and governmental agencies, that the other may reasonably request in connection with the matters referred to in Section 3(a)(i) and Section 3(b)(i) above.

          (c) OPERATION OF BUSINESS. Except as set forth on Schedule 6(c) attached, neither the Company nor USMG will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

          (i) neither the Company nor USMG will authorize or effect any change in its Certificate of Incorporation or bylaws other than the changes effected by: (A) USMG's Certificate of Amendment filing, (B) USMG's Certificate of Designations filing and (C) AMSS filing of the Certificate of Merger;

          (ii) neither the Company nor USMG will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock, and (B) upon the conversion or exercise of AMSS options, warrants, and other rights currently outstanding, if any, and disclosed in Section 4(b) of this Agreement);

          (iii) neither the Company nor USMG will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock.

          (iv) neither the Company nor USMG will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

          (v) neither the Company nor USMG will impose any Security Interest upon any of its assets;

          (vi) neither the Company nor USMG will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

          (vii) neither the Company nor USMG will make any change in employment terms for anyof its directors, officers, and employees outside the Ordinary Course of Business; and

          (viii) neither the Company nor USMG will commit to any of the foregoing.

     (d) FULL ACCESS. The Company, on the one hand, and USMG on the other hand, will each permit representatives of the other to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the other, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the other. Each Party will treat and hold as such any Confidential Information it receives from the other in the course of the reviews contemplated by this
Section 6(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the source all tangible embodiments (and all copies) thereof which are in its possession.

     (e) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3, Section 4 or Section 5 above. Following the Closing, no disclosure by any Party pursuant to this Section 6(e) shall be deemed to amend or supplement its respective Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (f) EXCLUSIVITY. The Company will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of the Company (including any acquisition structured as a merger, consolidation, or share exchange) prior to May 15, 1999. The Company shall notify USMG immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     (g) CONFIDENTIAL INFORMATION. All copies of financial information, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, manufacturing processes and procedures, formulae, methodologies, inventions, product designs, product specifications and drawings, and other confidential and/or proprietary information of the Company or of USMG disclosed to the other in the course of negotiating this Agreement or under or pursuant to this Agreement (the "Confidential Information") will be held in confidence and not used or disclosed by the receiving party or any of its employees, affiliates or agents. It is agreed that the Confidential Information will NOT include information that: (a) is proven to have been known to receiving party prior to receipt of such information from the disclosing party, as evidenced by documentation in the files of the receiving party; (b) is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to the disclosing party; (c) is now, or later becomes part of the general public knowledge or literature in the art, other than as a result of a breach of this Agreement by the receiving party. This provision shall survive the termination of this Agreement for any reason.

     (h) COMPLIANCE WITH CONSULTING AGREEMENT. During the term of the Consulting Agreement between the USMG and TransGlobal Financial Corporation described in
Section 7(a)(xi) of this Agreement, the Company and USMG will at all time comply with and perform in all respects the covenants, obligations, agreements and commitments that USMG is required to perform or comply with under the Consulting Agreement.

     7. CONDITIONS TO OBLIGATION TO CLOSE.

          (a) CONDITIONS TO OBLIGATION OF USMG. The obligation of USMG to consummate the transactions to be performed by it in connection with this Agreement is subject to satisfaction of the following conditions:

               (i) The Company shall have procured all of the third party consents specified in Section 3(a)(i) above;

               (ii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

              (iii) The Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iv) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

               (v) USMG shall have completed its due diligence of the Company to its satisfaction;

               (vi) USMG shall have received the audited financial statements of the Company for the fiscal years 1997 and 1998, satisfactory to USMG;

              (vii) USMG shall have received a 5-year business plan of the
                    Company, including a staffing plan, satisfactory to USMG;

             (viii) The Company shall have delivered to USMG a certificate to the effect that each of the conditions specified above in this Section 7(a) is satisfied in all respects;

               (ix) on the Closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened;

               (x) on the Closing Date, no material adverse change shall have occurred in the Company's business, assets, including without limitation any of the Intellectual Property, or in the Company's financial condition, or prospects, whether such materially adverse change shall have occurred as a result of litigation, competition, legislation or other change in law, or fire, explosion, earthquake, disaster, accident, labor dispute, any action by any governmental authority, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy;

               (xi) all issued and outstanding warrants, options and Company
                    Preferred Shares shall have been canceled, redeemed, exchanged and/or converted such that as of the Closing Date there shall not be any outstanding warrants, options or Company Preferred Shares, or any other purchase rights, subscription rights,conversion rights, exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to issue its capital stock;

              (xii) 100 Company Common Shares shall be outstanding effective as of the Closing;

             (xiii) USMG shall have executed and delivered to TransGlobal
                    Financial Corporation, the Consulting Agreement substantially in the form attached as Exhibit G to this Agreement;

             (xiv) USMG shall have negotiated 5-year employment agreements satisfactory to it with each of key employees of AMSS;

              (xv) USMG shall have agreed to the Business Plan and staffing plan prepared by the Company;

             (xvi) The Company Shareholders each shall have executed and delivered the Lock-Up Agreement (Exhibit D);

            (xvii) on the Closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened;

           (xviii) all actions to be taken by the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to USMG. Without limiting the generality of the foregoing, the Company shall have delivered the following:

                    A. A certificate of the corporate secretary of the Company attaching the Certificate of Incorporation, bylaws, board of director and shareholder resolutions authorizing the transactions contemplated hereby, and a statement as to the incumbency of the persons executing this agreement or any document, certificate or instrument contemplated thereby.

          USMG may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

               (b) CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the transactions to be performed by it in connection with this Agreement is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) USMG shall have performed and complied with all of its respective covenants hereunder in all material respects through the Closing;

              (iii) there shall not be any judgment, order, decree,
                    stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

               (iv) The Company shall have completed its due diligence of USMG to its satisfaction;

               (v) USMG shall have received shareholder approval to: (1) reverse split its outstanding shares to result in 2,500,000 shares of its Common Stock to be outstanding prior to the Closing, (2) Increase its authorized Common Stock to 100,000,000 and Preferred Stock to 20,000,000;

               (vi) USMG shall have retired the convertible note shown on its balance sheet, with a face value of $30,000;

              (vii) USMG shall have delivered to the Company a certificate to the effect that each of the conditions specified above in this Section 7(b) is satisfied in all respects;

             (viii) all actions to be taken by USMG in connection with
                    consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company. Without limiting the generality of the foregoing, USMG shall have delivered the following:

                    A. A certificate of the corporate secretary of USMG and of the USMG Subsidiary attaching with respect to each the Certificate of Incorporation, bylaws, board of director and shareholder resolutions authorizing the transactions contemplated hereby, and a statement as to the incumbency of the persons executing this agreement or any document, certificate or instrument contemplated thereby.

         The Company may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing.

         8.       POST CLOSING COVENANTS.

                  (a) EXCHANGE ACT REGISTRATION. Within sixty (60) days after the Closing Date, USMG will file a Registration Statement to register USMG under Section 12(g) of the Exchange Act on Form 10 or another form appropriate for such registration.

                  (b) ANTI-TAKEOVER DEFENSE. As soon as practicable and following the Closing, USMG Board of Directors will adopt a "Shareholders' Right Plan"(aka "Poison Pill") as summarized in Exhibit I. The Poison Pill is designed to protect the Company's shareholders in the event of any unsolicited offer to acquire the Company (including offers that do not treat all shareholders equally), the acquisition in the open market of shares constituting control without offering fair value to al shareholders and other coercive or unfair takeover tactics that could impair the Board's ability to represent the interest of all shareholders fully. The Rights will be included in the Form 10 registration statement.

                  (c) NASDAQ SMALL CAP MARKET LISTING. Within 60 days of qualifying to be listed on the NASDAQ SmallCap Market, USMG will file an application to list its Common Stock for trading on the NASDAQ Small Cap Market, and diligently endeavor to perfect such listing as expeditiously as possible, and in any event within a period of thirty (30) days thereafter.

     9. REMEDIES FOR BREACHES OF THIS AGREEMENT.

                  (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Company contained in Sections 3(a) and 4 shall survive the Closing hereunder for a period of three (3) years from the Closing Date, unless the breaching Party had Knowledge of any misrepresentation or breach of warranty at the time of the Closing, in which event such representations, warranties and covenants shall continue in full force and effect (subject only to any applicable statutes of limitations).

                  (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF USMG. In the event the Company, breaches any of the representations, warranties and covenants contained in Sections 3(a) and 4 of this Merger Agreement, provided that TransGlobal Financial Corporation makes a written claim for indemnification against the Company in the manner provided in Section 11(g) below within any applicable survival period, then the Company agrees to indemnify TransGlobal Financial Corporation from and against any such Adverse Consequences USMG or TransGlobal Financial Corporation shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences USMG or TransGlobal Financial Corporation shall suffer after the end of any applicable survival period) caused proximately by the breach in the manner provided in paragraphs (i) - (iii) of this Section 9(b).

               (i) LIMITATIONS ON INDEMNITY. The indemnification obligations of the Company under this Section 9(b) shall be subject to the following limitations:

                    (A) DEDUCTIBLE. The Company shall be obligated to pay indemnity for any Adverse Consequences only to the extent that such Adverse Consequences exceed $100,000 in the aggregate.

                    (B) CEILING. The Company shall not be obligated to pay indemnity for any Adverse Consequences in excess of $1,000,000.

               (ii) PAYMENT OF INDEMNITY. The indemnity by the Company under this Section 9(b)shall be payable hereunder, at the option of the indemnifying party, in cash or in USMG Common Shares in an amount determined in accordance with paragraph 9(b)(iii) below.

               (iii) DETERMINATION OF ADVERSE CONSEQUENCES AND NUMBER OF USMG COMMON SHARES DELIVERABLE. The Parties shall make appropriate adjustments for tax benefits and insurance coverage in determining Adverse Consequences for purposes of this Section 9(b). All indemnification payments under this Section 9(b) shall be deemed adjustments to the Merger Consideration. If USMG Common Shares are to be delivered as indemnity under this Section 9(b), the number of USMG Common Shares to be delivered shall be determined by dividing the amount of the Adverse Consequences by $0.50.

                    (c) LIQUIDATED DAMAGES FOR BREACH OF CERTAIN PROVISIONS. If USMG shall fail to perform its obligations under Sections 8(b)-8(f), inclusive, of this Agreement, the Company and USMG, jointly and severally, shall pay to TransGlobal Financial Corporation, as liquidated damages, and not as a penalty, $1,000.00 for each day that USMG has not complied with such obligations, provided that if the Company shall have failed to comply with more than one of Sections 8(b) - 8(f), inclusive, of this Agreement, the liquidated damages shall be multiplied by the number of such Sections with respect to which USMG is in default of its obligations.

                    (d) SPECIFIC ENFORCEMENT. The Parties specifically acknowledge and agree that TransGlobal Financial Corporation will be entitled to specific performance and/or injunctive relief because without such remedies the damage to TransGlobal Financial Corporation will be irreparable and money damages inadequate in the event that USMG and/or the Company breaches the Consulting Agreement between USMG and the TransGlobal Financial Corporation.

     10. TERMINATION.

                    (a) TERMINATION OF AGREEMENT. Either of the Company or USMG may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

               (i) Either of USMG or the Company may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

               (ii) USMG may terminate this Agreement by giving written notice to the Company at any time prior to the Effective Time (A) in the event the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, USMG has notified the Company of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach has been delivered in accordance with Section 11(g) below or (B) if the Closing shall not have occurred on or before March 28, 1999, (unless the failure to close results primarily from USMG breaching any representation, warranty, or covenant contained in this Agreement);

               (iii) the Company may terminate this Agreement by giving written notice to USMG atany time prior to the Effective Time (A) in the event that USMG has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified USMG of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach has been delivered in accordance with Section 11(g) or (B) if the Closing shall not have occurred on or before March 28, 1998, (unless the failure to close results primarily from the Company breaching any representation, warranty, or covenant contained in this Agreement);

          (b) EFFECT OF TERMINATION. If USMG or the Company terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 6(g) shall survive any such termination for a period of three (3) years.

     11. GENERAL.

          (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Neither USMG nor the Company shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

          (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than (i) the Parties, (ii) the Company Shareholders; (iii) TransGlobal Financial Corporation; and (iv) their respective successors and permitted assigns.

          (c) ENTIRE AGREEMENT. This Agreement, and the other documents referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes any prior understandings or agreements, oral or written, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto.

          (d) BINDING AGREEMENT; NON-ASSIGNABILITY. Each of the provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the personal representatives, heirs, devisees, successors and assigns of the respective parties hereto; but none of the rights or obligations attaching to any party shall be assignable.

          (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (f) HEADINGS. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to Company:

          American Mobile Surgical Services, Inc.
          c /o Richard Langley, Esq.
          700 Almond Street
          Claremont, FL  34711

          If to USMG or TransGlobal Financial Corporation:

          1800 Century Park East
          Suite 600
          Los Angeles, California 90067
          Attn: Mike M. Mustafoglu, President

          Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                  (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

                  (i) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Florida GCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or its application to any person or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons or circumstances shall remain in full force and effect.

                  (k) EXPENSES. Each party will pay its own expenses (including legal fees and expenses) incurred up to the Closing in connection with this Agreement and the transactions contemplated hereby. Provided there is a Closing, USMG will pay one-half of the auditing expenses incurred by the Company to an auditor acceptable to USMG.

                  (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

                  (m) GENDER, NUMBER AND TENSE. Throughout this Agreement, as the context may require, the masculine gender includes the feminine and neuter, and the neuter gender includes the masculine and feminine.

                  (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


          U.S. Medical Group, Inc.

          By: __________________________
          Name: Mike M. Mustafoglu
          Title:   President


          American Mobile Surgical Services, Inc.


          By: __________________________
          Name:  Dr. Thomas Winters
          Title:    President

                                    EXHIBIT A

                 AMSS SHAREHOLDERS AND THEIR OWNERSHIP INTERESTS

Dr. Thomas Winters                  50 Shares
Richard Langley, Esq.               20 Shares
Sandra Thompson                     13 Shares
Daniel Williams                      7 Shares
Lee S. Adler Trust                   5 Shares
Marlene Adler Trust                  5 SHARES
                                    ---------
                  TOTAL    100 Shares

                                                                       EXHIBIT B

                              CERTIFICATE OF MERGER
                                       OF

                       U.S. MEDICAL GROUP (FLORIDA), INC.
                             (a Florida corporation)

                                      INTO

                     AMERICAN MOBILE SURGICAL SERVICES, INC.
                             (a Florida corporation)
                -------------------------------------------------
                           Pursuant to Section 252 of
                           the General Corporation Law
                             OF THE STATE OF FLORIDA

         American Mobile Surgical Services, Inc., a Florida corporation, DOES HEREBY CERTIFY:

               1. U.S. MEDICAL GROUP (FLORIDA), INC., the constituent corporation being merged into American Mobile Surgical Services, Inc., the surviving corporation, was incorporated under the laws of the State of Florida. American Mobile Surgical Services, Inc., the surviving corporation, was incorporated under the laws of the State of Florida.

               2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations, in accordance with Section 252(C) of the General Corporation Law of the State of Florida.

               3. The name of the surviving corporation shall be U.S. MEDICAL GROUP (FLORIDA), INC.

               4. The certificate of incorporation of American Mobile Surgical Services, Inc. shall be the certificate of incorporation of the surviving corporation.

               5. The By-laws of American Mobile Surgical Services, Inc. shall be the By-laws of the surviving corporation.

               6. The officers of the surviving corporation shall be:

                           President            --------------------------
                           Vice President       --------------------------
                           Secretary            --------------------------
                           Treasurer            --------------------------

               7. The directors of the surviving corporation shall be:

                  --------------------------------
                  --------------------------------
                  --------------------------------
                  --------------------------------
                  --------------------------------

               7. The original, executed Agreement and Plan of Merger is on file at the principal place of business of American Mobile Surgical Services, Inc.------------ Orlando, FL,------------- , a copy of which will be furnished by the surviving corporation, on request and without any cost to any stockholder of any constituent corporation.

          IN WITNESS WHEREOF, this Certificate of Merger of U.S. MEDICAL GROUP (FLORIDA), INC. into American Mobile Surgical Services, Inc. has been executed by the President of American Mobile Surgical Services, Inc.
thereunto duly authorized, and the seal of said corporation has been duly affixed hereto this ______ day of ________ , 1999.

                                  AMERICAN MOBILE SURGICAL SERVICES, INC.

                                  By:---------------------------------
                                       Dr. Thomas Winters, President

ATTEST:

By:----------------------------

SEAL:

                                                              EXHIBIT C

No Exhibit C.

                                                              EXHIBIT D

                          STOCKHOLDER LOCK-UP AGREEMENT

         THIS STOCKHOLDER LOCK-UP AGREEMENT ("Agreement") is made effective as
of March   , 1999, among American Mobile Surgical Services, Inc., a Florida corporation ("AMSS"), U.S. Medical Group, Inc., a Nevada corporation ("USMG") and the undersigned stockholder ("Stockholder").

         USMG and AMSS are party to an Agreement and Plan of Merger, pursuant to which AMSS will merge with USMG Acquisition Corp., a Florida corporation and wholly-owned subsidiary of USMG (the "Merger"). Pursuant to the Merger, holders of AMSS common stock will receive 10,000,000 shares of USMG common. As a condition to receipt of the Merger Consideration, each holder of AMSS common stock is required under the Merger Agreement to execute this Agreement.

         As used herein, the term "Restricted Stock" means (i) all USMG common stock included in the Merger Consideration, (ii) all USMG common stock issued as a dividend on, or in exchange for or conversion of, the foregoing.

         In consideration of the mutual promises, covenants and conditions set forth below, the parties mutually agree as follows:

         1. RESTRICTED STOCK BOUND. All shares of Restricted Stock acquired by Stockholder in connection with the Merger shall be subject to the terms and restrictions set forth in this Agreement. No shares of Restricted Stock may be transferred by Stockholder in any manner except in strict accord with the terms of this Agreement.

          2. LOCK-UP. The Stockholder agrees not to effect any sale or transfer of the Restricted Stock until the one-year anniversary of the Merger.

         3. STOCK HELD BY ESCROW AGENT. To ensure compliance with the terms of this Agreement, the share certificates representing the Restricted Stock shall be deposited with Blair & Roach, counsel to USMG, as escrow agent (or a substitute escrow agent selected by USMG), until the one-year anniversary date of the Merger.

          4. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by the parties hereto.

          5. WAIVER. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by TransGlobal Financial Corporation.

         6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

          7. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AMERICAN MOBILE SURGICAL SERVICES, INC.,        U.S. MEDICAL GROUP, INC.,
a Florida corporation                           a Nevada corporation

By:------------------------                      By:---------------------------

Title:---------------------                      Title:------------------------

                                    EXHIBIT E

                          FINANCIAL STATEMENTS OF AMSS

                                    EXHIBIT F

                          FINANCIAL STATEMENTS OF USMG

                                    EXHIBIT G

                              CONSULTING AGREEMENT

Consulting Agreement made this ______ day of______________, 1999 by and between U.S. MEDICAL GROUP Inc., a Nevada corporation with offices at , Orlando, FL (the "Company") and TransGlobal Financial Corporation., a corporation with offices at 1800 Century Park East, Suite 600, Los Angeles, CA 90067 (the "Consultant").

                              W I T N E S S E T H:

         A. The Company desires to engage the services of the Consultant for purposes of (i) obtaining consulting and advisory services; (ii) to provide various strategic planning services and assistance in the implementation thereof relative to the operations of the Company; and (iii) to assist the Company in identifying, evaluating and structuring mergers, consolidations, acquisitions, joint ventures and strategic alliances.

         B. Consultant is desirous of performing such services on behalf of the Company and desires to be engaged and retained by the Company upon the terms and conditions provided for herein.

         NOW, THEREFORE, in consideration of the recitals, promises and conditions in this Agreement, the Consultant and the Company agree as follows:

          1. CONSULTING SERVICES. The Company hereby retains the Consultant on an exclusive basis, and the Consultant accepts such retention for the following functions, services and duties:

             (a) As mutually determined from time to time by the Consultant and the Company, during the term specified in paragraph 2 of this Agreement, the Consultant shall undertake to consult with and advise the Company, by telephone or in person, as the Consultant in its sole discretion shall determine, with respect to financial and business matters, including but not limited to assistance with fund raising to implement the Company's business plans, implementation of the Company's efforts to review capitalization, or pursue mergers, acquisitions or divestitures and other transactions, on a an exclusive basis.

             (b) Consultant agrees to spend a reasonable amount of time needed to accomplish its services under this Agreement, and to be available for telephone calls, meetings and other matters on as needed basis.

         2. TERM. The term of this Consulting Agreement shall be for a three (3) year period commencing on the date hereof. The Term will renew in 12-month increments unless either party notifies the other 90 days prior to the expiration of the Term of the cancellation of this Agreement.

         3. COMPENSATION.

          3.1 As full consideration for the services to be provided pursuant to paragraph 1 of this Agreement (and in addition to the expenses provided for in paragraph 4 hereof), the Company shall pay Consultant the following fees:

            (a) RETAINER FEE: Waived in view of the Company agreeing to pay
                Consultant 575,000 shares of its Common Stock for its merger and acquisition services in the matter of American Mobile Services, Inc.

            (b) MONTHLY FEE: None.

            (c) TRANSACTION FEES -

                (i) For financing the Company secures from sources identified by
                    Consultant, the Company will pay a cash fee at the closing of such financing. Transaction Fees for equity financing and debt financing will an amount equal to seven percent (7%) and three and one-half percent (3.5%) respectively of any and all funds committed and available to the Company.

               (ii) In the event that the Consultant represents the Company with respect to a merger, acquisition, investment, exchange, or other securities or assets of the Company and/or a merger or acquisition candidate, then the Company shall pay the Consultant a Transaction Fee equal to 10% of the total market value on the day of the closing of stock, cash, assets and all other property (real or personal) exchanged or received, directly or indirectly by the Company or any of its security holders in connection with any such transaction.

             (iii) In the event the Consultant introduces the Company to a joint venture partner or customer and sales develop as a result of the introduction, the Company hereby agrees to pay a fee of two percent (2.5%) of the net sales revenue generated directly from this introduction. Net sales shall be cash receipts less any applicable refunds, returns, allowances, credits and shipping charges and monies paid by the Company by way of settlement or judgement arising out of claims made by or threatened against the Company. Commission payments shall be paid on the 15th day of each month following the receipt of customers' payment. In the event any adjustments are made to the total sales after the commission has been paid, the Company shall be entitled to an appropriate refund or credit against future payments under this Agreement.

     3.2 All fees to be paid pursuant to this Agreement, except as otherwise specified, are due and payable to Consultant at the closing or closings of any transaction specified in paragraph 3 hereof. In the event that this Agreement shall not be renewed or if terminated for any reason, notwithstanding any such non-renewal or termination, Consultant shall be entitled to a full fee as provided under paragraph 3 and expense reimbursement as provided in paragraph 4 hereof, for any transaction for which the discussions were initiated during the term of this Agreement and which is consummated within a period of eighteen months after non-renewal or termination of this Agreement.

     3.3 The obligation of the Company to pay the fees described in subparagraph 3 of this Agreement shall be absolute and unconditional as long Consultant performs its obligations under this Agreement, and shall be payable without offset, deduction or claim of any kind or character.

     3.4 The Company hereby acknowledges and consents that Consultant may receive additional fees or other compensation from one or more of the lenders, subscribers, customers, investors or parties to any transaction described in this Agreement or any sources of funding identified by Consultant, for various services which may include, in part, services related to this Agreement.

     4. EXPENSES. In addition to the fees payable hereunder, and regardless of whether any transaction set forth in paragraph 3 hereof is proposed or consummated, the Company shall reimburse Consultant for Consultant's travel and out-of-pocket expenses incurred in connection with the services performed by Consultant pursuant to this Agreement, including without limitation, hotels, food and associated expenses and long distance calls, but excluding any expenses incurred by Consultant in connection with any action, suit or proceeding between Consultant and the Company relating to the services to be performed by Consultant pursuant to this Agreement.

     5. DUTIES OF THE COMPANY.

        (a) The Company shall supply the Consultant, on a regular and timely basis, with all approved data and information about the Company, its management, its products and its operations, and the Company shall be responsible for advising the Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to the Consultant so that the Consultant may take corrective action.

        (b) The Company shall promptly supply the Consultant with: full and complete copies of all filings with all federal and state securities agencies; full and complete copies of all stockholder reports and communications, whether or not prepared with the

             Consultant's assistance; all data and information supplied to any analyst, broker-dealer, market maker or other member of the financial community; and all product/services brochures, sales materials, etc.

        (c) The Company shall promptly notify the Consultant of the filing of any registration statement for the sale of securities and of any other event which imposes any restrictions on publicity.

        (d) The Company shall contemporaneously notify the Consultant if any information or data being supplied to the Consultant has not been generally released or promulgated.

     6. REPRESENTATION AND INDEMNIFICATION BY COMPANY.

        (a) The Company shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information, and data which it supplies to the Consultant and the Company acknowledges its awareness that the Consultant will rely on such continuing representation in disseminating such information and otherwise performing duties under this Agreement.

        (b) The Consultant, in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company.

        (c) The Company hereby agrees to indemnify the Consultant against, and to hold the Consultant harmless from, any claims, demands, suits, loss, damages, etc. arising out of the Consultant's reliance upon the accuracy and continuing accuracy of such facts, material, information and data, unless the Consultant has been negligent in fulfilling his duties and obligations hereunder.

        (d) The Company hereby agrees to indemnify the Consultant against, and to hold the Consultant harmless from, any claims, demands, suits, loss, damages, etc. arising out of the Consultant's reliance on the general availability of information supplied to the Consultant and the Consultant's ability to promulgate such information, unless the Consultant has been grossly negligent in fulfilling his duties and obligations hereunder.

     7. REPRESENTATION AND INDEMNIFICATION BY CONSULTANT.

        (a) The Consultant agrees to provide its services hereunder in a good and workmanlike manner consistent with the performance standards observed by other professionals undertaking such functions.

        (b) The Consultant agrees that it will not release or disseminate any information pertaining to the Company without providing the Company with an advance copy thereof and obtaining authorization for such release and dissemination.

        (c) The Consultant hereby agrees to indemnify the Company against, and to hold the Company harmless from, any claims, demands, suits, loss, damages, etc. arising out of any inaccurate statement or misrepresentation provided that such indemnification shall not pertain to any information provided by or attributable to the Company.

     8. RELATIONSHIP OF PARTIES. The Consultant is an independent contractor, responsible for compensation of its agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon (including unemployment compensation) and all workers compensation insurance. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties, and neither party is intended to have any interest in the business or property of the other.

     9. TERMINATION. This Agreement may not be terminated by either party prior to the expiration of the term provided in Paragraph 2 above except as follows:

        (a) Upon failure of the other party to cure a material default under, or a breach of, this Agreement within thirty (30) days after written notice is given as to such breach by the terminating party;

        (b) Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;

        (c)  Upon the other party taking the benefit of any insolvency law;
and/or;

        (d) Upon the other party having or applying for a receiver appointed for all or a substantial part of such party's assets or business.

     10. DISCLAIMER BY CONSULTANT. The Consultant makes no representation that
(a) the price of the Company's publicly-traded securities will increase, (b) any person will purchase securities in the Company as a result of the contract, or
(c) any investor will lend money to or invest in or with the Company.

     11. NON-ASSIGNABILITY. The rights, obligations and benefits established by this Agreement shall not be assignable by either party hereto except with the consent of the other. This Agreement shall, however, be binding upon and shall inure to the benefit of the parties and their successors.

     12. GOVERNING LAW. The terms and provisions of this Agreement shall be governed by and construed under the laws of the State of Florida.

     13. NOTICE. Notice hereunder shall be in writing and shall be deemed to have been given (a) at the time when deposited for mailing in a receptacle under the control of the United States Postal Service, by registered or certified mail, prepaid, return receipt requested, or (b) on the business day following deposit with a reputable overnight courier for overnight delivery; each addressed to the respective party at the address of such party first above written or at such other address as such party may fix by notice given pursuant to this paragraph.

     14. NO OTHER AGREEMENTS. This Agreement supersedes all prior understandings, written or orally given and constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof. No waiver, modification or termination of this Agreement shall be valid unless in writing signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                                     U.S. MEDICAL GROUP, INC.

                                     By: ______________________________________

                                     Name:
                                          -------------------------------------
                                     Title:
                                          -------------------------------------
                                     TRANSGLOBAL FINANCIAL CORPORATION

                                     By: ______________________________________
                                            Mike M. Mustafoglu
                                            President

                                                          EXHIBIT H

                              EMPLOYMENT AGREEMENT

         Agreement made as of March ,1999 between U.S. MEDICAL GROUP CORPORATION, a Nevada corporation (the "Company") and ("EMPLOYEE").

I.       RECITALS

          A. EMPLOYEE currently serves as CHIEF EXECUTIVE OFFICER ("CEO") of American Mobile Surgical Services Inc. ("AMSS"), a wholly owned subsidiary of the company.

          B. EMPLOYEE possesses intimate and valuable knowledge of the business and affairs of AMSS and its policies, procedures, methods and personnel.

          C. The company desires to assure EMPLOYEE's continued services not only to AMSS but also to the Company and the Company's other affiliates (as defined in paragraph 1 (a) below).

          D. EMPLOYEE is willing to commit himself to serve the Company and its affiliates on the terms provided herein.

A.       TERMS AND CONDITIONS

         IN CONSIDERATION OF THE PRECEDING PREMISES OF THE RESPECTIVE COVENANTS AND AGREEMENTS OF THE PARTIES CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

         1. EMPLOYMENT. THE COMPANY AGREES TO EMPLOY EMPLOYEE, AND EMPLOYEE AGREES TO BE EMPLOYED BY THE COMPANY, FOR THE PERIOD BEGINNING AS OF THE DATE OF THIS AGREEMENT, AND ENDING UPON TERMINATION PURSUANT TO PARAGRAPH 1 (c) HEREOF (THE "EMPLOYMENT PERIOD").

          (A) SERVICES. During the employment period, EMPLOYEE will serve as CEO of the Company and will have general supervision over, and responsibility for the executive management of the Company, and shall perform such duties relative thereto and discharge such other responsibilities as the Company of the Board of Directors shall assign to him, from time to time. EMPLOYEE shall report directly to, be accountable to, and be subject to the authority of, the Board. EMPLOYEE will devote his best efforts and his full and exclusive business time and attention (except for vacation periods and reasonable periods of illness or other incapacity) to the business of the Company and its affiliates. The Board of Directors of the Company reserves to itself the right from time to time to designate the officers of the Company and to assign the duties and responsibilities of the Employees and officers of the Company, including without limitation, the office, if any, held by EMPLOYEE. In this regard, the Board of Directors may from time to time assign additional duties to EMPLOYEE, and may from time to time assign to other Employees or officers of the Company duties to be discharged by EMPLOYEE. For purposes of this Agreement, the term "affiliates" means any corporation, partnership, joint venture, trust or unincorporated association controlled by or under common control with the Company.

          (B) SALARY, BONUS, AND BENEFITS. During the employment period, the
     Company will pay EMPLOYEE a base salary at the rate of at least $     per
     annum or at such higher rate as the Board designates from time to time. Following the end of each fiscal year, the Board, in its sole discretion, may award a bonus to EMPLOYEE, as determined by the Board if in its judgement EMPLOYEE has met the goals and objectives approved by the Board for such year. At the end of each fiscal year of the Company, the Board shall review EMPLOYEE' salary and make such adjustments as it deems appropriate, taking into account EMPLOYEE' performance and the performance of the Company. EMPLOYEE's base salary and bonus, if any, for any partial year will be prorated based upon the number of days elapsed in such year. In addition to the salary and bonus, if any, payable to EMPLOYEE pursuant to this paragraph, EMPLOYEE will be entitled to the following benefits during the employment period, unless otherwise altered by the Board:

          (i) health insurance and disability insurance of such coverage as may be reasonably determined by the Board and term life insurance in an amount equal to three times EMPLOYEE' base salary (excluding bonuses);

          (ii) a maximum of three weeks vacation each year with salary;

          (iii) reimbursement for reasonable business expenses incurred by EMPLOYEE upon submission of documentation in form reasonably satisfactory to the Company; and

          (iv) reasonable moving and relocation expenses if EMPLOYEE is required to relocate by the Board upon submission of documentation in form reasonably satisfactory to the Company.

          (C) TERMINATION. The employment period will continue until the first to occur of (i) the third anniversary of the date of this Agreement, (ii) EMPLOYEE' resignation, death or Disability (as defined below), (iii) a determination by the Board in its good faith judgement that termination of EMPLOYEE' employment is in the best interests of the Company under circumstances which would not constitute termination for Cause (in which EMPLOYEE will be entitled to severance pay as described at paragraph 1 (d) below and such severance benefits shall be EMPLOYEE' only remedy with respect to such termination), or (iv) the date on which EMPLOYEE is terminated by the Board for Cause (as defined below). For purposes of this Agreement, the term "Cause" means (i) the commission of an act by EMPLOYEE involving fraud, embezzlement or a felony, (ii) the commission of any act by EMPLOYEE constituting financial dishonesty against the Company or any of its affiliates, (iii) the commission by

EMPLOYEE of any other criminal act involving moral turpitude which (a) brings the Company or any of its affiliates into public disrepute or disgrace or (b) causes, or in the good faith determination of the Board of Directors of the Company, could cause material harm to the customer relations, operations or business prospects of the Company of any of its affiliates, (iv) the violation by EMPLOYEE of any material provision of this Agreement, (v) the commission by EMPLOYEE of any other act which is contrary to the Company's interests for his personal benefit (and the fail to remedy such act within 15 days following notification by the Company to EMPLOYEE of the occurrence of such an act), (vi) willful disobedience to the lawful directives of the Company and/or the Board of Directors of the Company, or (vii) failure to adequately perform, in the good faith judgement of the Board of Directors, the services, duties and responsibilities assigned to EMPLOYEE by the Company and/or the Board of Directors of the Company, whether or not such failure is intentional. "Disability" shall mean the inability of EMPLOYEE to perform his normal duties and functions under this Agreement for a continuous period of at least three months or a recurring illness that is likely to prevent EMPLOYEE from performing his normal duties and functions under this Agreement for more than four months during any 12-month period as determined in the good faith opinion by a physician selected by the Board.

          (d) SEVERANCE PAY. In the event that EMPLOYEE' employment is terminated without cause pursuant to paragraph 1 (c) (iii) above, the Company will may EMPLOYEE all amounts due to EMPLOYEE as salary pursuant to paragraph 1 (b), and maintain for EMPLOYEE the health and disability insurance pursuant to paragraph 1 (b) (i), through the first to occur of
(i) the second anniversary of the employment termination date or (ii) the third anniversary of the date of this Agreement (such salary to be paid in monthly installments through such third anniversary date) provided that EMPLOYEE should at all time honor and comply with the provisions of paragraphs 2,3 and 5 of this Agreement.

     2. CONFIDENTIAL INFORMATION. Employee acknowledges that the information, observations, date, customer and supplier lists, processes, formulas, product compositions, manufacturing techniques, standards, protocols, drawings, research and related data, specifications, know-how and trade secrets (collectively "Confidential Information") obtained by the business or affairs of the Company and the affiliates are the property of the Company and its affiliates. Therefore, Employee agrees that he will not disclose to any unauthorized person or entity (other than in the ordinary course of business) or use for his own account or the account of a third party any of such Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters (i) become generally known to as available for use by the public other than as a result of Employee's acts or omissions to act or the wrongful acts or omissions to act of another or (ii) such disclosure is required by court order or force of law. Employee agrees to deliver to the Company at the termination of is employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) containing any Confidential Information or relating to the business of the Company and its affiliates which he may then posses or have under his control.

     3. DISCLOSURE AND ASSIGNMENT OF INTELLECTUAL PROPERTY.

     (a) Employee agrees that he, alone or with others, may conceive, develop, make or perfect, in whole or in part, during the term of the employment period and for a period of twelve (12) months after any termination of the employment period, whichever shall occur later, which relate to the Company's business, or that he alone or with others, may conceive, develop, make or perfect, in whole or in part, in the performance of the duties of his employment by the Company, shall be promptly and fully disclosed in writing by Employee to the Company. All of the right, title and interest in and to any Intellectual Property shall be and hereby is assigned exclusively to the Company or its nominee regardless of whether or not the conception, development, marketing or perfection of such Intellectual Property involved the use of the Company's time, facilities or materials and regardless of where such Intellectual Property may be conceived, made or perfected, and shall become the sole property of the Company or its nominee. For purposes hereof, the term "Intellectual Property" shall mean inventions, discoveries, ideas, concepts, systems, works, trade secrets, know-how, protocols, documentation, products, research, products, processes or improvements or modifications of current products, processes or designs, or methods of product development, manufacture, distribution, management or otherwise (whether or not covered by or able to be covered by a patent or copyright) which relate to the business of the Company and/or its affiliates.

     (b) Employee agrees to execute and deliver all documents and do all acts which the Company shall deem necessary or desirable to secure to the Company or its nominee the entire right, title and interest in and to applications for any United States and/or Foreign letters Patent or Certificates of Copyright registration in the Employee of or for the benefit of the Company or, in the discretion of the Company, in Employee's name, which patents and copyrights shall then be assigned by Employee to the Company. Any document described above which is prepared and filed pursuant to this paragraph, shall be so prepared and filed at the Company's expense. Employee and the Company agree that wherever and whenever possible, any such document shall be in Employee's name and executed by the Company, but if it is necessary for such document to be in Employee's name and executed by the Employee and the Employee is unwilling or unable to execute such document, Employee hereby irrevocably appoints the President of the Company, or his successor, as his attorney-in-fact, with authority to execute for him and on his behalf, any and all assignments, patent or copyright applications, or other instruments as documents pursuant to this paragraph 3(b).

     (c) Company shall have no obligation to use, attempt to protect by application for Letters Patent or Certificates of Copyright Registration or promote any said Intellectual Property; provided however, that the Company, in its sole discretion, may reward Employee for any especially meritorious contributions in any manner it deems appropriate or may provide Employee with full or partial releases as to any subject matter contributed by Employee in which the Company is not interested.

     (d) Employee agrees that the covenants made in this paragraph 3 shall be construed as an agreement independent of any other provision of this Agreement, and shall survive the termination of this Agreement. Moreover, the existence of any claims or cause of action of

Employee against the Company, or an affiliate of the Company, whether or not predicated upon the terms of this Agreement, shall not constitute a defense to the enforcement of this covenant.

     (e) Employee agrees that the covenants made in this paragraph 3 shall be construed as an agreement independent of any other provision of this Agreement, and shall survive the termination of this Agreement. Moreover, the existence of any claims or cause of action of Employee against the Company, or an affiliate of the Company, whether or not predicated upon the terms of this Agreement, shall not constitute a defense to the enforcement of this covenant.

     4. OTHER BUSINESS. During the employment period, Employee agrees that he will not, except with the prior written consent of the Board, become engaged in, render services for, or permit his name to be used in connection with, any business other than the business of the Company and its affiliates.

     5. RESTRICTIONS ON RIGHT TO COMPETE. Employee agrees that during the term of the Employment Period (as defined in paragraph 1 (c )) and until the first anniversary of the termination of the employment period, he will not, except with the prior written consent of the Board, directly or indirectly, either for himself or for any other person, partnership, corporation, joint venture, business trust, cooperative, limited partnership or any other entity, participate in any enterprise involving the same or similar business or research and development in which the Company is engaged at any time during Employee's employment or upon termination. For purposes of this Agreement, the term "participate" includes any direct or indirect interest in any enterprise, whether as an officer, director, Employee, partner, sole proprietor, agent, representative, independent contractor, consultant, creditor, owner (other than ownership of less than one percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market)or otherwise. The geographical area covered by this covenant is the world. Employee agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

     6. NOTICES. Any notice provided for in this Agreement must be in writing and will be deemed to have been given (i)when personally delivered, (ii) one business day after being sent by Federal Express or other similar overnight delivery service or (iii) three business days after being mailed by first class mail, to the recipient at the address below indicated:

                    To the Company:

                    U.S. Medical Group, Inc.
                    C/o Richard Langley, Esq.
                    700 Almond Street
                    Claremont, FL  34711

                    To Employee:

                    Mr.
                    Street
                    Town, State zip

     or such other address or to the attention of such person as the recipient party shall have specified by prior written notice to the sending party.

     7. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not effect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never bee contained herein.

     8. BLUE LINING. If any court of competent jurisdiction determines that any of the restrictive covenants in this Agreement, or any party thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, it is the intention and agreement of the parties that such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

     9. COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes and preempts any prior negotiations, understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     10. COUNTERPARTS. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     11. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and enforceable by Employee and the Company and their respective successors and assigns, except that Employee may not assign any of his rights or obligations under paragraphs 1,2,3,4 and 5.

     12. CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Florida.

     13. REMEDIES. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     14. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Employee.

     IN WITNESSWHEREOF, the parties have executed this Agreement on the day and year first above written.

                                              U.S. MEDICAL GROUP, INC.
                                              ------------------------
                                              By:

                                              Title:

                                              EMPLOYEE:

                                              ------------------------

                                                             EXHIBIT I

                     SUMMARY OF THE SHAREHOLDER RIGHTS PLAN

     The Board of Directors of U.S. Medical Group, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of the Company's Common Stock, par value $.50 per share ("Common Stock"), to
shareholders of record at the close of business on      , 1999 (the "Record
Date"). Each Right entitles the registered holder to purchase from the Company one unit (a "Unit"), consisting initially of one share of Common Stock, at a Purchase Price of $50.00 in cash per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of , 1999, between the Company and Pacific Stock Transfer, as Rights Agent.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock upon the date which is the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or
(ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock (the earlier of said dates being called the "Distribution Date").

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and
(iii) the surrender for transfer of any certificates for Common Stock outstanding also will constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on , 2009, unless earlier redeemed by the Company as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     With certain exceptions, in the event that at any time following the Distribution Date, (i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged, (ii) a Person becomes the beneficial owner of 15% or more of the then out standing shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the Continuing Directors (as defined below) determine to be fair and otherwise in the best interests of the Company and its shareholders(other than the Acquiring Person)), (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company, subject to certain limitations) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

     For example, at an exercise price of $50.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase$100.00 worth of Common Stock (or other consideration, as noted above) for $50.00. Assuming that the Common Stock had a per share value of $20.00 at such time, the holder of each valid Right would be entitled to purchase 5 shares of Common Stock for $50.00.

     With certain exceptions, in the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or where the Company is the surviving corporation and all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property (other than a merger described in sub clause (i) of the second preceding paragraph or a merger which follows an offer described in the parenthetical in sub clause (ii) of the second preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

     For example, at an exercise price of $50.00 per Right, each Right following an event set forth in the preceding paragraph would entitle its holder to purchase $100.00 worth of common stock of the acquiring company for $50.00. Assuming that the common stock of the acquiring company had a per share value of $20.00 at such time, the holder of each issued Right would be entitled to purchase 5 shares of the common stock of the acquiring company for$50.00.

     The Purchase Price payable, and the number of shares of Common Stock(or the number and kind of other securities or property, as the case may be) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional shares of Common Stock and in lieu thereof an adjustment in cash will be made. For fractional shares of Common Stock, the adjustment will be based on the market price of the Common Stock on the last trading date prior to the date of exercise.

     In general, the Company may redeem the Rights in whole, but not in part, at any time until ten days following the Stock Acquisition Date, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem requires the concurrence of a majority of the Continuing Directors. After the redemption period has expired, the Company's right of redemption may be reinstated, with the concurrence of a majority of the Continuing Directors, (i) if an Acquiring Person reduces its beneficial ownership to 5% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company, or (ii) provided that such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person or any affiliate or associate thereof. Immediately upon the action of the Board of Directors ordering redemption of the Rights with, where required, the concurrence of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price.

     The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person or an affiliate or associate of an Acquiring Person or any representative of the foregoing entities.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of an acquiring company as set forth above.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date, but amendments of those provisions relating to the principal economic terms of the Rights require approval of a majority of the Continuing Directors. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

                 DISCLOSURE SCHEDULE OF U.S. MEDICAL GROUP, INC.

Section 5(i ): Income taxes were filed for the following years: 1994 through 1996.

         DISCLOSURE SCHEDULE OF AMERICAN MOBILE SURGICAL SERVICES,
                                      INC.